Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES SECOND QUARTER 2022 EARNINGS

Charlottesville, VA – July 29, 2022 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported net income of $5.7 million, or $1.06 per diluted share, for the quarter ended June 30, 2022, which represents a $5.5 million increase over net income of $147 thousand, or $0.03 per diluted share, recognized for the quarter ended June 30, 2021. For the six months ended June 30, 2022, net income of $10.6 million, or $1.98 per diluted share, was recognized, compared to $1.6 million, or $0.41 per diluted share, for the six months ended June 30, 2021. Note that merger and merger-related expenses of $5.9 million and $6.2 million were incurred in the quarterly and year-to-date periods ended June 30, 2021, respectively, in connection with the April 1, 2021 mergers of Fauquier Bankshares, Inc. and The Fauquier Bank (“Fauquier”) with and into the Company and Virginia National Bank (the "Bank"), respectively.

"We finished the first half of the year with strong financial results," commented President and Chief Executive Officer, Glenn W. Rust. “We continue to add talent in the Northern Virginia and Richmond markets. The Bank remains positioned to benefit from recent and anticipated increases in interest rates, and our history of strong credit quality has proven beneficial in trying economic times."

Second Quarter 2022 and Selected Balance Sheet Financial Highlights

•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure) was 58.3% for the three months ended June 30, 2022, an improvement over 99.1% for the three months ended June 30, 2021. 1
•
Return on average assets ("ROAA") for the three months ended June 30, 2022 increased to 1.27% compared to 0.03% realized in the same period in the prior year.
•
Return on average equity (“ROAE”) for the three months ended June 30, 2022 improved to 16.16% compared to 0.37% realized in same period in the prior year.
•
The Company has not incurred any merger or merger-related expenses since December 31, 2021, compared to $5.9 million incurred in the three months ended June 30, 2021.
•
The Company has begun realizing savings associated with the merger and expects to realize significant additional savings in salaries and employee benefits, data processing and professional fees over the next year. Full-time equivalent employee headcount was 215 as of April 1, 2021, the effective date of the merger, and is down to 161 as of June 30, 2022.

Loans and Asset Quality

•
Gross loans outstanding at June 30, 2022 totaled $960 million, a decrease of $206 million, or 18%, compared to June 30, 2021. The decrease is due predominantly to: 1) the forgiveness of Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans in the amount of $71.9 million, 2) paydowns of legacy organic loans due mainly to business sales, property sales and participation fluctuations of $53.8 million, and 3) workouts and paydowns of loans acquired from Fauquier ("acquired loans") of $50.4 million.
•
Two loans to one borrower are in non-accrual status, totaling $511 thousand, as of June 30, 2022, compared to $17 thousand as of June 30, 2021. Acquired loans that otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.

__________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Loans and Asset Quality (continued)

•
Loans 90 days or more past due and still accruing interest amounted to $626 thousand as of June 30, 2022, compared to $2.8 million as of June 30, 2021. The June 30, 2022 balance includes a government-guaranteed loan in the amount of $548 thousand. The portfolio includes four non-insured student loans that are 90 days or more past due and still accruing interest, amounting to $29 thousand. Acquired loans that are greater than 90 days past due and still accruing interest are included in this figure, net of their fair value mark.
•
The period-end allowance for loan losses (“ALLL”) as a percentage of total loans was 0.57% as of June 30, 2022 and 0.47% as of June 30, 2021. The fair value mark that was allocated to the acquired loans was $21.3 million as of April 1, 2021 with a remaining balance of $17.5 million as of June 30, 2022. The ALLL as a percentage of gross loans, excluding the impact of the acquired loans and fair value mark (a non-GAAP financial measure)1, would have been 0.91% as of June 30, 2022, compared to 0.88% as of June 30, 2021. The total of the ALLL and the fair value mark as a percentage of gross loans (a non-GAAP financial measure)1 amounted to 2.39% as of June 30, 2022 and 2.23% as of June 30, 2021.
•
A recovery of provision for loan losses of $217 thousand was recognized during the three months ended June 30, 2022, compared to $141 thousand recognized in the three months ended June 30, 2021.

Net Interest Income

•
Net interest income for the three months ended June 30, 2022 of $12.5 million decreased $690 thousand, or 5%, compared to the three months ended June 30, 2021, due primarily to the reduction in average balances of loans, which declined from an average of $1.2 billion for the three months ended June 30, 2021 to an average of $985 million for the three months ended June 30, 2022.
•
The fair value accretion on acquired loans positively impacted net interest income by 12 basis points (“bps”) during the current quarter.
•
The overall cost of funds, including noninterest deposits, of 17 bps incurred in the three months ended June 30, 2022 decreased 6 bps from 23 bps in the same period in the prior year, due primarily to lower rates paid on deposit accounts.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 89% of total deposits at June 30, 2022 and 2021.

Noninterest Income

Noninterest income for the three months ended June 30, 2022 increased $726 thousand, or 25%, compared to the three months ended June 30, 2021 largely due to the gain on sale of two buildings of $1.1 million, offset by a $408 thousand decline in wealth management fees due to a reduction in the number of accounts.

Noninterest Expense

Noninterest expense for the three months ended June 30, 2022 declined $6.6 million, or 41%, compared to the three months ended June 30, 2021, primarily due to reduction in merger and merger-related expenses of $5.9 million and the reduction of salaries and employee benefits of $655 thousand.

Book Value

Book value per share was $25.20 as of June 30, 2022 and $29.89 as of June 30, 2021, and tangible book value per share (a non-GAAP financial measure)1 was $22.24 as of June 30, 2022 compared to $26.60 as of June 30, 2021. These values declined primarily due to the increase in unrealized loss on the investment portfolio period over period.

Income Taxes

The effective tax rate for the three months ended June 30, 2022 amounted to 17.4%, due to the recognition of low-income housing tax credits in 2022, compared to 32.9% for the three months ended June 30, 2021, which was higher than the statutory rate due to the non-deductibility of certain merger and merger-related expenses.

Dividends

Cash dividends of $1.6 million were declared during the current quarter. The remaining 72% of net income was retained.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has ten banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County, and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Bank also offers, through its networking agreements with third parties, investment advisory and other investment services under Sturman Wealth Advisors. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; changes in laws, regulations and guidance; changes in accounting principles or guidelines; performance of assets under management; expected revenue synergies and cost savings from the recently completed merger with Fauquier may not be fully realized or realized within the expected timeframe; the businesses of the Company and Fauquier may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; and other factors impacting financial services businesses. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	June 30, 2022	December 31, 2021 *	June 30, 2021
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$17,631	$20,345	$29,605
Interest-bearing deposits in other banks	145,217	336,032	177,753
Federal funds sold	52,819	152,463	106,621
Securities:
Available for sale, at fair value	461,830	303,817	266,973
Restricted securities, at cost	5,138	4,950	4,272
Total securities	466,968	308,767	271,245
Loans, net of deferred fees and costs	960,192	1,061,211	1,166,161
Allowance for loan losses	(5,503)	(5,984)	(5,522)
Loans, net	954,689	1,055,227	1,160,639
Premises and equipment, net	19,193	25,093	25,386
Bank owned life insurance	38,046	31,234	30,832
Goodwill	8,140	8,140	8,898
Core deposit intangible, net	7,405	8,271	8,272
Other intangible assets, net	240	274	307
Other real estate owned, net	-	611	611
Right of use asset, net	7,343	7,583	8,371
Accrued interest receivable and other assets	27,249	18,144	18,582
Total assets	$1,744,940	$1,972,184	$1,847,122
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$512,889	$522,281	$449,483
Interest-bearing	399,930	446,314	431,556
Money market and savings deposit accounts	535,958	665,530	577,414
Certificates of deposit and other time deposits	150,121	162,045	170,995
Total deposits	1,598,898	1,796,170	1,629,448
Advances from the FHLB	-	-	42,989
Junior subordinated debt, net	3,390	3,367	3,345
Lease liability	6,925	7,108	7,833
Accrued interest payable and other liabilities	1,511	3,552	4,905
Total liabilities	1,610,724	1,810,197	1,688,520
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,201	13,178	13,176
Capital surplus	104,858	104,584	104,360
Retained earnings	53,852	46,436	41,201
Accumulated other comprehensive loss	(37,695)	(2,211)	(135)
Total shareholders' equity	134,216	161,987	158,602
Total liabilities and shareholders' equity	$1,744,940	$1,972,184	$1,847,122
Common shares outstanding	5,326,271	5,308,335	5,305,819
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest and dividend income:
Loans, including fees	$10,610	$13,009	$21,379	$18,947
Federal funds sold	302	21	363	33
Other interest-bearing deposits	219	39	355	39
Investment securities:
Taxable	1,662	757	2,674	1,264
Tax exempt	308	273	612	449
Dividends	64	32	126	66
Total interest and dividend income	13,165	14,131	25,509	20,798

Interest expense:
Demand and savings deposits	498	548	1,174	925
Certificates and other time deposits	157	324	352	604
Borrowings	49	108	97	144
Total interest expense	704	980	1,623	1,673
Net interest income	12,461	13,151	23,886	19,125
Provision for (recovery of) loan losses	(217)	(141)	(69)	210
Net interest income after provision for (recovery of) loan losses	12,678	13,292	23,955	18,915

Noninterest income:
Wealth management fees	572	980	1,129	1,309
Advisory and brokerage income	210	359	426	550
Deposit account fees	458	426	923	586
Debit/credit card and ATM fees	779	599	1,486	753
Earnings/increase in value of bank owned life insurance	246	199	457	306
Resolution of commercial dispute	-	-	2,400	-
Gains on sale of assets	1,113	-	1,113	27
Other	268	357	499	428
Total noninterest income	3,646	2,920	8,433	3,959

Noninterest expense:
Salaries and employee benefits	4,086	4,741	8,817	7,143
Net occupancy	1,282	1,109	2,479	1,604
Equipment	254	340	537	456
Bank franchise tax	304	429	608	602
Computer software	357	216	620	383
Data processing	699	994	1,437	1,283
FDIC deposit insurance assessment	125	182	351	245
Marketing, advertising and promotion	259	232	526	369
Merger and merger-related expenses	-	5,874	-	6,152
Plastics expense	92	-	231	-
Professional fees	404	510	741	687
Core deposit intangible amortization	427	428	866	428
Other	1,153	938	2,324	1,422
Total noninterest expense	9,442	15,993	19,537	20,774

Income before income taxes	6,882	219	12,851	2,100
Provision for income taxes	1,197	72	2,242	448
Net income	$5,685	$147	$10,609	$1,652
Net income per common share, basic	$1.07	$0.03	$1.99	$0.41
Net income per common share, diluted	$1.06	$0.03	$1.98	$0.41
Weighted average common shares outstanding, basic	5,326,271	5,305,277	5,319,166	4,019,700
Weighted average common shares outstanding, diluted	5,347,008	5,320,290	5,345,242	4,031,301

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Common Share Data:
Net income per weighted average share, basic	$1.07	$0.93	$0.98	$0.59	$0.03
Net income per weighted average share, diluted	$1.06	$0.92	$0.98	$0.59	$0.03
Weighted average shares outstanding, basic	5,326,271	5,311,983	5,308,108	5,306,370	5,305,277
Weighted average shares outstanding, diluted	5,347,008	5,343,564	5,338,088	5,338,872	5,320,290
Actual shares outstanding	5,326,271	5,326,271	5,308,335	5,307,235	5,305,819
Tangible book value per share at period end	$22.24	$24.37	$27.36	$26.92	$26.60

Key Ratios:
Return on average assets [1]	1.27%	1.03%	1.06%	0.65%	0.03%
Return on average equity [1]	16.16%	12.53%	12.86%	7.70%	0.37%
Net interest margin (FTE) [2]	3.02%	2.59%	2.72%	3.08%	3.05%
Efficiency ratio (FTE) [3]	58.32%	62.02%	57.70%	75.17%	99.06%
Loan-to-deposit ratio	60.05%	56.75%	59.08%	64.04%	71.57%

Net Interest Income:
Net interest income	$12,461	$11,425	$12,359	$13,504	$13,151
Net interest income (FTE) [2]	$12,543	$11,506	$12,437	$13,581	$13,224

Capital Ratios:
Tier 1 leverage ratio	8.79%	8.03%	7.61%	7.59%	7.66%
Total risk-based capital ratio	16.51%	15.66%	14.56%	13.74%	13.47%

Assets and Asset Quality:
Average earning assets	$1,668,471	$1,802,461	$1,817,010	$1,750,799	$1,740,338
Average gross loans	$984,883	$1,031,593	$1,088,278	$1,140,281	$1,214,123
Paycheck Protection Program loans, end of period	$1,925	$9,976	$24,482	$36,740	$73,784
Fair value mark on acquired loans	$17,502	$17,920	$18,466	$19,328	$20,582

Allowance for loan losses:
Beginning of period	$5,834	$5,984	$5,623	$5,522	$5,615
Provision for (recovery of) loan losses	(217)	148	537	267	(141)
Charge-offs	(191)	(473)	(230)	(208)	(156)
Recoveries	77	175	54	42	204
Net recoveries (charge-offs)	(114)	(298)	(176)	(166)	48
End of period	$5,503	$5,834	$5,984	$5,623	$5,522

Non-accrual loans [4]	$511	$518	$495	$777	$17
Loans 90 days or more past due and still accruing [5]	626	837	800	1,044	2,770
OREO	-	611	611	611	611
Total nonperforming assets (NPA)	$1,137	$1,966	$1,906	$2,432	$3,398

NPA as a % of total assets	0.07%	0.10%	0.10%	0.13%	0.18%
NPA as a % of gross loans plus OREO	0.12%	0.20%	0.18%	0.22%	0.29%
ALLL to gross loans	0.57%	0.58%	0.56%	0.51%	0.47%
ALLL + fair value mark to gross loans (non-GAAP)	2.39%	2.35%	2.30%	2.24%	2.23%
Non-accruing loans to gross loans [4]	0.05%	0.05%	0.05%	0.07%	0.00%
Net charge-offs (recoveries) to average loans [1]	0.05%	0.12%	0.06%	0.06%	-0.02%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a FTE basis, using a Federal income tax rate of 21%.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Acquired loans which otherwise would be in non-accrual status are not included in this figure, as they earn interest through the yield accretion.

5 Past due loans from the acquired portfolio are included at fair value.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	June 30, 2022			June 30, 2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
(dollars in thousands)	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$325,833	$1,726	2.12%	$211,827	$792	1.50%
Tax Exempt Securities [1]	65,352	390	2.39%	58,398	346	2.37%
Total Securities [1]	391,185	2,116	2.16%	270,225	1,138	1.68%
Loans:
Real Estate	847,661	8,988	4.25%	997,446	10,175	4.09%
Commercial	86,394	995	4.62%	144,209	1,967	5.47%
Consumer	50,828	627	4.95%	72,468	867	4.80%
Total Loans	984,883	10,610	4.32%	1,214,123	13,009	4.30%
Fed Funds Sold	150,393	302	0.81%	106,934	21	0.08%
Other interest-bearing deposits	142,010	219	0.62%	149,056	36	0.10%
Total Earning Assets	1,668,471	13,247	3.18%	1,740,338	14,204	3.27%
Less: Allowance for Loan Losses	(5,866)			(5,732)
Total Non-Earning Assets	133,526			124,287
Total Assets	$1,796,131			$1,858,893

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$411,374	$58	0.06%	$437,611	$93	0.09%
Money Market and Savings Deposits	550,883	440	0.32%	561,940	455	0.32%
Time Deposits	152,695	157	0.41%	169,556	324	0.77%
Total Interest-Bearing Deposits	1,114,952	655	0.24%	1,169,107	872	0.30%
Borrowings	—	—	—	43,030	59	0.55%
Junior subordinated debt	3,383	49	5.81%	3,334	49	5.89%
Total Interest-Bearing Liabilities	1,118,335	704	0.25%	1,215,471	980	0.32%
Non-Interest-Bearing Liabilities:
Demand deposits	527,008			471,078
Other liabilities	10,067			14,109
Total Liabilities	1,655,410			1,700,658
Shareholders' Equity	140,721			158,235
Total Liabilities & Shareholders' Equity	$1,796,131			$1,858,893
Net Interest Income (FTE)		$12,543			$13,224
Interest Rate Spread [2]			2.93%			2.95%
Cost of Funds			0.17%			0.23%
Interest Expense as a Percentage of Average Earning Assets			0.17%			0.23%
Net Interest Margin (FTE) [3]			3.02%			3.05%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the six month ended
	June 30, 2022			June 30, 2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
(dollars in thousands)	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities	$287,241	$2,800	1.95%	$176,151	$1,264	1.44%
Tax Exempt Securities [1]	65,249	775	2.38%	45,818	569	2.48%
Total Securities [1]	352,490	3,575	2.03%	221,969	1,833	1.65%
Loans:
Real Estate	866,863	18,082	4.21%	679,951	14,282	4.24%
Commercial	89,944	2,084	4.67%	166,941	3,156	3.81%
Consumer	51,302	1,213	4.77%	63,148	1,509	4.82%
Total Loans	1,008,109	21,379	4.28%	910,040	18,947	4.20%
Fed Funds Sold	151,429	363	0.48%	87,276	72	0.17%
Other interest-bearing deposits	235,418	356	0.30%	74,475	66	0.18%
Total Earning Assets	1,747,446	25,673	2.96%	1,293,760	20,918	3.26%
Less: Allowance for Loan Losses	(5,946)			(5,624)
Total Non-Earning Assets	124,851			84,069
Total Assets	$1,866,351			$1,372,205

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$416,393	$119	0.06%	$291,025	$119	0.08%
Money Market and Savings Deposits	603,259	1,055	0.35%	422,048	806	0.39%
Time Deposits	155,544	352	0.46%	134,355	604	0.91%
Total Interest-Bearing Deposits	1,175,196	1,526	0.26%	847,428	1,529	0.36%
Borrowings	—	—	—	36,551	95	0.52%
Junior subordinated debt	3,377	98	5.85%	1,255	49	7.87%
Total Interest-Bearing Liabilities	1,178,573	1,624	0.28%	885,234	1,673	0.38%
Non-Interest-Bearing Liabilities:
Demand deposits	527,049			363,709
Other liabilities	10,704			2,877
Total Liabilities	1,716,326			1,251,820
Shareholders' Equity	150,025			120,385
Total Liabilities & Shareholders' Equity	$1,866,351			$1,372,205
Net Interest Income (FTE)		$24,049			$19,245
Interest Rate Spread [2]			2.68%			2.88%
Cost of Funds			0.19%			0.27%
Interest Expense as a Percentage of Average Earning Assets			0.19%			0.26%
Net Interest Margin (FTE) [3]			2.78%			3.00%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

QUARTERLY RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Fully tax-equivalent measures
Net interest income	$12,461	$11,425	$12,359	$13,504	$13,151
Fully tax-equivalent adjustment	82	81	78	77	73
Net interest income (FTE) [1]	$12,543	$11,506	$12,437	$13,581	$13,224

Efficiency ratio [2]	58.6%	62.3%	58.0%	75.5%	99.5%
Fully tax-equivalent adjustment	-0.3%	-0.3%	-0.3%	-0.3%	-0.4%
Efficiency ratio (FTE) [3]	58.3%	62.0%	57.7%	75.2%	99.1%

Net interest margin	3.00%	2.57%	2.70%	3.06%	3.03%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.02%
Net interest margin (FTE) [1]	3.02%	2.59%	2.72%	3.08%	3.05%

	As of
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Other financial measures
ALLL to gross loans	0.57%	0.58%	0.56%	0.51%	0.47%
Impact of acquired loans and fair value mark	0.34%	0.37%	0.39%	0.39%	0.41%
ALLL to gross loans, excluding acquired loans and fair value mark (non-GAAP)	0.91%	0.95%	0.95%	0.90%	0.88%

ALLL to gross loans	0.57%	0.58%	0.56%	0.51%	0.47%
Fair value mark to gross loans	1.82%	1.77%	1.74%	1.73%	1.76%
ALLL + fair value mark to gross loans (non-GAAP)	2.39%	2.35%	2.30%	2.24%	2.23%

Book value per share	$25.20	$27.42	$30.50	$30.13	$29.89
Impact of intangible assets	(2.96)	(3.05)	(3.14)	(3.21)	$(3.29)
Tangible book value per share (non-GAAP)	$22.24	$24.37	$27.36	$26.92	$26.60

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.